Ex. 99.1
CORRECTING AND REPLACING Katapult Delivers 15.4% Gross Originations and 10.6% Revenue Growth in the First Quarter, Above Outlook
Expects Growth to Accelerate In Second Quarter
Reiterates 2025 Guidance

PLANO, Texas, May 15, 2025 -- In the press release issued by Katapult Holdings, Inc. on May 15, 2025, in the gross originations by quarter table, Q4 in FY 2024 should be $75.2 million instead of $64.2 million.

The updated release reads:

Katapult Holdings, Inc. (“Katapult” or the “Company”) (NASDAQ: KPLT), an e-commerce-focused financial technology company, today reported its financial results for the first quarter ended March 31, 2025.

“2025 is off to a strong start and we are well positioned to achieve our full year targets,” said Orlando Zayas, CEO of Katapult. “We achieved double-digit gross originations and revenue growth, driven by increasing engagement with the Katapult app marketplace, including 57% growth in KPay originations. Our marketplace is thriving - from application growth to repeat purchase rates, to high Net Promoter scores and beyond, we believe we have all the hallmarks of a healthy ecosystem and we intend to lean into opportunities to accelerate our growth. We are excited about the future and as we continue to execute on our consumer and merchant initiatives, we feel confident that we can create value for all of our stakeholders.”

Operating Progress: Recent Highlights

•Increased activity within the Katapult app marketplace
◦~59% of first quarter gross originations started in the Katapult app marketplace, making it the single largest customer referral source. Total app originations grew 42% year-over-year.
◦Applications grew ~59% year-over-year in the first quarter
◦Customer satisfaction remained high and Katapult had a Net Promoter Score of 66 as of March 31, 2025
◦57.4% of gross originations for the first quarter of 2025 came from repeat customers1
•Grew consumer engagement by adding app functionality and features and executing targeted marketing campaigns
◦KPay conversion rate increased during the first quarter leading to unique customer count growth of more than 65% year-over-year
◦KPay gross originations grew approximately 57% year-over-year in the first quarter; 35% of total gross originations were transacted using KPay
◦Launched Ashley and Bed Bath & Beyond in the Katapult app marketplace, bringing the total number of merchants in our KPay ecosystem to 35
•Made strong progress against merchant engagement initiatives
◦Direct and waterfall gross originations, which represented 65% of total first quarter originations, grew approximately 40%, excluding the home furnishings and mattress category

Ex. 99.1
◦Continued to expand our waterfall partnerships by kicking off a new partnership with Finti, a modern waterfall financing platform that connects consumers with a curated network of lenders and financing providers
◦Together with several merchant-partners, we launched targeted co-branded, co-promoted marketing campaigns that delivered year-over-year gross originations growth ranging from 7% to more than 75% depending on the campaign

First Quarter 2025 Financial Highlights

(All comparisons are year-over-year unless stated otherwise.)

•Gross originations were $64.2 million, an increase of 15.4%. Excluding the home furnishings and mattress category, gross originations grew 51% year-over-year.
•Total revenue was $71.9 million, an increase of 10.6%
•Total operating expenses in the first quarter increased 17.3%. Our fixed cash operating expenses2, which exclude litigation settlement and other non-cash and variable expenses, increased approximately 10.8%.
•Net loss was $5.7 million for the first quarter of 2025 compared with net loss of $0.6 million reported for the first quarter of 2024. The higher net loss was mainly due to higher cost of sales and higher operating expenses.
•Adjusted net loss2 was $3.4 million for the first quarter of 2025 compared to adjusted net income of $1.0 million reported for the first quarter of 2024
•Adjusted EBITDA2 was $2.2 million for the first quarter of 2025 compared to Adjusted EBITDA2 of $5.6 million in the first quarter of 2024. The year-over-year performance was impacted by higher cost of sales related to rapid, faster-than-expected gross originations growth during the first quarter of 2025 and the end of the fourth quarter of 2024.
•Katapult ended the quarter with total cash and cash equivalents of $14.3 million, which includes $8.3 million of restricted cash. The Company ended the quarter with $77.8 million of outstanding debt on its credit facility.
•Write-offs as a percentage of revenue were 9.0% in the first quarter of 2025 and are within the Company’s 8% to 10% long-term target range. This compares with 8.4% in the first quarter of 2024.

[1] Repeat customer rate is defined as the percentage of in-quarter originations from existing customers.
[2] Please refer to the “Reconciliation of Non-GAAP Measure and Certain Other Data” section and the GAAP to non-GAAP reconciliation tables below for more information.

Second Quarter and Full Year 2025 Business Outlook

The Company is continuing to navigate a challenging macro environment particularly within the home furnishings category. Given the current breadth of our merchant selection as well as our plans to introduce new merchants to the Katapult App Marketplace during 2025, our strategic marketing and our strong consumer offering, we believe we are well positioned to deliver continued growth in 2025. We continue to believe that we have a large addressable market of underserved, non-prime consumers, and it’s important to note that lease-to-own solutions have historically benefited when prime credit options become less available.

Ex. 99.1
Given our quarter-to-date progress, Katapult expects the following results for the second quarter of 2025:

•25% to 30% year-over-year increase in gross originations
•17% to 20% year-over-year increase in revenue
•Approximately breakeven Adjusted EBITDA

Based on the macroeconomic assumptions above and the operating plan in place for the full year 2025, Katapult is reiterating its expectations for full year 2025:

•We expect gross originations to grow at least 20%

This outlook does not include any material impact from prime creditors tightening or loosening above us and assumes that there are no significant changes to the macro environment.

Both our second quarter and full year outlooks assume that the gross originations for the home furnishings and mattress category do not improve materially from our 2024 performance.

•We also expect to maintain strong credit quality in our portfolio. This will be driven by ongoing enhancements to our risk modeling, onboarding high quality new merchants through integrations, and repeat customers engaging with Katapult Pay

•Revenue growth is expected to be at least 20%

•Finally, with the continued execution of our disciplined expense management strategy combined with our growing top-line, we expect to deliver at least $10 million in positive Adjusted EBITDA

"The first quarter came in stronger than our outlook, and we are continuing to successfully grow our top-line without meaningfully increasing our expense base,” said Nancy Walsh, CFO of Katapult. “The second quarter is off to a great start and we believe we can continue to scale our business by offering a transparent and fair LTO product to consumers and a growth engine to our partners. Our team’s hard work and agile execution is fueling our growth and we are looking forward to a great 2025.”

Conference Call and Webcast

The Company will host a conference call and webcast at 8:00 AM ET on Thursday, May 15, 2025, to discuss the Company’s financial results. Related presentation materials will be available before the call on the Company’s Investor Relations page at https://ir.katapultholdings.com. The conference call will be broadcast live in listen-only mode and an archive of the webcast will be available for one year.

Ex. 99.1
About Katapult

Katapult is a technology driven lease-to-own platform that integrates with omnichannel retailers and e-commerce platforms to power the purchasing of everyday durable goods for underserved U.S. non-prime consumers. Through our point-of-sale (POS) integrations and innovative mobile app featuring Katapult Pay(R), consumers who may be unable to access traditional financing can shop a growing network of merchant partners. Our process is simple, fast, and transparent. We believe that seeing the good in people is good for business, humanizing the way underserved consumers get the things they need with payment solutions based on fairness and dignity.

Contact

Jennifer Kull
VP of Investor Relations
ir@katapult.com

Forward-Looking Statements

Certain statements included in this Press Release and on our quarterly earnings call that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements may be identified by words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “should,” “will,” “would,” or the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to: in this Press Release and on our associated earnings call, statements regarding our second quarter of 2025 and full year 2025 business outlook and underlying expectations and assumptions and statements regarding our ability to obtain a comprehensive maturity extension amendment to our credit facility. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of our management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, our ability to refinance our indebtedness and continue as a going concern, the execution of our business strategy and expanding information and technology capabilities; our market opportunity and our ability to acquire new customers and retain existing customers; adoption and success of our mobile application featuring Katapult Pay; the timing and impact of our growth initiatives on our future financial performance; anticipated occurrence and timing of prime lending tightening and impact on our results of operations; general economic conditions in the markets where we operate, the cyclical nature of customer spending, and seasonal sales and spending patterns of customers; risks relating to factors affecting consumer spending that are not under our control, including, among others, levels of employment, disposable consumer income, inflation, prevailing interest rates, consumer debt and availability of credit, consumer confidence in future

Ex. 99.1
economic conditions, political conditions, and consumer perceptions of personal well-being and security and willingness and ability of customers to pay for the goods they lease through us when due; risks relating to uncertainty of our estimates of market opportunity and forecasts of market growth; risks related to the concentration of a significant portion of our transaction volume with a single merchant partner, or type of merchant or industry; the effects of competition on our future business; meet future liquidity requirements and complying with restrictive covenants related to our long-term indebtedness; the impact of unstable market and economic conditions such as rising inflation and interest rates; reliability of our platform and effectiveness of our risk model; data security breaches or other information technology incidents or disruptions, including cyber-attacks, and the protection of confidential, proprietary, personal and other information, including personal data of customers; ability to attract and retain employees, executive officers or directors; effectively respond to general economic and business conditions; obtain additional capital, including equity or debt financing and servicing our indebtedness; enhance future operating and financial results; anticipate rapid technological changes, including generative artificial intelligence and other new technologies; comply with laws and regulations applicable to our business, including laws and regulations related to rental purchase transactions; stay abreast of modified or new laws and regulations applying to our business, including with respect to rental purchase transactions and privacy regulations; maintain and grow relationships with merchants and partners; respond to uncertainties associated with product and service developments and market acceptance; the impacts of new U.S. federal income tax laws; material weaknesses in our internal control over financial reporting which, if not identified and remediated, could affect the reliability of our financial statements; successfully defend litigation; litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and other events or factors, including those resulting from civil unrest, war, foreign invasions (including the conflict involving Russia and Ukraine and the Israel-Hamas conflict), terrorism, public health crises and pandemics (such as COVID-19), trade wars, or responses to such events; our ability to meet the minimum requirements for continued listing on the Nasdaq Global Market; and those factors discussed in greater detail in the section entitled “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K for the year ended December 31, 2024 that we filed with the SEC.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Undue reliance should not be placed on the forward-looking statements in this Press Release or on our quarterly earnings call. All forward-looking statements contained herein or expressed on our quarterly earnings call are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Ex. 99.1

Key Performance Metrics

Katapult regularly reviews several metrics, including the following key metrics, to evaluate its business, measure its performance, identify trends affecting our business, formulate financial projections and make strategic decisions, which may also be useful to an investor: gross originations, total revenue, gross profit, adjusted gross profit and adjusted EBITDA.

Gross originations are defined as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through the Katapult platform. Gross originations do not represent revenue earned. However, we believe this is a useful operating metric for both Katapult’s management and investors to use in assessing the volume of transactions that take place on Katapult’s platform.

Total revenue represents the summation of rental revenue and other revenue. Katapult measures this metric to assess the total view of pay through performance of its customers. Management believes looking at these components is useful to an investor as it helps to understand the total payment performance of customers.

Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"). See the “Non-GAAP Financial Measures” section below for a description and presentation of adjusted gross profit and adjusted EBITDA, which are non-GAAP measures utilized by management.

Non-GAAP Financial Measures

To supplement the financial measures presented in this press release and related conference call or webcast in accordance with GAAP, the Company also presents the following non-GAAP and other measures of financial performance: adjusted gross profit, adjusted EBITDA, adjusted net income/(loss) and fixed cash operating expenses. The Company believes that for management and investors to more effectively compare core performance from period to period, the non-GAAP measures should exclude items that are not indicative of our results from ongoing business operations.The Company urges investors to consider non-GAAP measures only in conjunction with its GAAP financials and to review the reconciliation of the Company’s non-GAAP financial measures to its comparable GAAP financial measures, which are included in this press release.

Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, and underwriting fees. Management believes that adjusted gross profit provides a meaningful understanding of one aspect of its performance specifically attributable to total revenue and the variable costs associated with total revenue.

Adjusted EBITDA is a non-GAAP measure that is defined as net loss before interest expense and other fees, interest income, change in fair value of warrants and loss on issuance of shares, provision for income taxes, depreciation and amortization on property and equipment and capitalized software, provision of impairment of leased assets, loss on partial extinguishment of debt, stock-based compensation expense, litigation settlement and other related expenses, and debt refinancing costs.

Adjusted net income (loss) is a non-GAAP measure that is defined as net loss before change in fair value of warrants and loss on issuance of shares, stock-based compensation expense and litigation settlement and other related expenses and debt refinancing costs.

Fixed cash operating expenses is a non-GAAP measure that is defined as operating expenses less depreciation and amortization on property and equipment and capitalized software, stock-based compensation expense, litigation settlement and other related expenses, debt refinancing costs, and variable lease costs such as servicing costs and underwriting fees. Management believes that fixed cash operating expenses provides a meaningful understanding of non-variable ongoing expenses.

Adjusted gross profit, adjusted EBITDA and adjusted net loss are useful to an investor in evaluating the Company’s performance because these measures:

•Are widely used to measure a company’s operating performance;
•Are financial measurements that are used by rating agencies, lenders and other parties to evaluate the Company’s credit worthiness; and
•Are used by the Company’s management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.

Management believes that the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are not part of our core operations, highly variable or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance. However, these non-GAAP measures exclude items that are significant in understanding and assessing Katapult’s financial results. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net loss, gross profit, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Katapult’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

Ex. 99.1
KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(amounts in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024

Revenue
Rental revenue	$71,078	$64,142
Other revenue	868	919
Total revenue	71,946	65,061
Cost of revenue	57,597	48,573
Gross profit	14,349	16,488
Operating expenses	14,885	12,688
Income (loss) from operations	(536)	3,800
Interest expense and other fees	(5,144)	(4,527)
Interest income	57	324
Change in fair value of warrant liability	(36)	(162)
Loss before income taxes	(5,659)	(565)
Provision for income taxes	(29)	(5)
Net loss	$(5,688)	$(570)

Weighted average common shares outstanding - basic and diluted	4,618	4,242

Net loss per common share - basic and diluted	$(1.23)	$(0.13)

Ex. 99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	March 31,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,965	$3,465
Restricted cash	8,346	13,087
Property held for lease, net of accumulated depreciation and impairment	66,913	67,085
Prepaid expenses and other current assets	4,445	6,731
Total current assets	85,669	90,368
Property and equipment, net	244	253
Capitalized software and intangible assets, net	2,155	2,076
Right-of-use assets, non-current	376	383
Security deposits	91	91
Total assets	$88,535	$93,171
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$3,040	$1,491
Accrued liabilities	18,945	17,372
Accrued litigation settlement	2,199	2,199
Unearned revenue	5,711	4,823
Revolving line of credit, net	77,663	82,582
Term loan, net, current	31,490	30,047
Lease liabilities	129	179
Total current liabilities	139,177	138,693
Lease liabilities, non-current	431	444
Other liabilities	614	828
Total liabilities	140,222	139,965
STOCKHOLDERS' DEFICIT
Common stock, $.0001 par value-- 250,000,000 shares authorized; 4,483,544 and 4,446,540 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	102,452	101,657
Accumulated deficit	(154,139)	(148,451)
Total stockholders' deficit	(51,687)	(46,794)
Total liabilities and stockholders' deficit	$88,535	$93,171

Ex. 99.1
KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(5,688)	$(570)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	39,392	34,026
Depreciation for early lease purchase options (buyouts)	9,664	7,613
Depreciation for impaired leases	6,632	5,636
Change in fair value of warrants and other non-cash items	36	162
Stock-based compensation	1,066	1,391
Amortization of debt discount	963	669
Amortization of debt issuance costs, net	88	66
Accrued PIK interest expense	480	347
Amortization of right-of-use assets	76	76
Changes in operating assets and liabilities:
Property held for lease	(55,185)	(45,249)
Prepaid expenses and other current assets	2,217	1,029
Accounts payable	1,549	754
Accrued liabilities	1,573	(4,123)
Accrued litigation	(250)	—
Lease liabilities	(63)	(55)
Unearned revenues	888	208
Net cash provided by operating activities	3,438	1,980
Cash flows from investing activities:
Purchases of property and equipment	(24)	—
Additions to capitalized software	(377)	(126)
Net cash used in investing activities	(401)	(126)
Cash flows from financing activities:
Proceeds from revolving line of credit	5,128	10,058
Principal repayments on revolving line of credit	(10,135)	(2,840)
Repurchases of restricted stock	(271)	(312)
Net cash (used in) provided by financing activities	(5,278)	6,906
Net (decrease) increase in cash, cash equivalents and restricted cash	(2,241)	8,760
Cash and cash equivalents and restricted cash at beginning of period	16,552	28,811
Cash and cash equivalents and restricted cash at end of period	$14,311	$37,571
Supplemental disclosure of cash flow information:
Cash paid for interest	$3,661	$3,382
Cash paid for income taxes	$—	$112
Cash paid for operating leases	$111	$82

Ex. 99.1
KATAPULT HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES AND CERTAIN OTHER DATA (UNAUDITED)
(amounts in thousands)

	Three Months Ended March 31,
	2025	2024

Net loss	$(5,688)	$(570)
Add back:
Interest expense and other fees	5,144	4,527
Interest income	(57)	(324)
Change in fair value of warrants	36	162
Provision for income taxes	29	5
Depreciation and amortization on property and equipment and capitalized software	330	266
Provision for impairment of leased assets	150	173
Stock-based compensation expense	1,066	1,391
Litigation settlement and other related expenses	259	$—
Debt refinancing costs	$971	—
Adjusted EBITDA	$2,240	$5,630

	Three Months Ended March 31,
	2025	2024

Net loss	$(5,688)	$(570)
Add back:
Change in fair value of warrants	36	162
Stock-based compensation expense	1,066	1,391
Litigation settlement and other related expenses	259	—
Debt refinancing costs	971	—
Adjusted net income (loss)	$(3,356)	$983

	Three Months Ended March 31,
	2025	2024

Operating expenses	$14,885	$12,688
Less:
Depreciation and amortization on property and equipment and capitalized software	330	266
Stock-based compensation expense	1,066	1,391
Servicing costs	1,085	1,132
Underwriting fees	772	509
Litigation settlement and other related expenses	259	—
Debt refinancing costs	971	$—
Fixed cash operating expenses	$10,402	$9,390

Ex. 99.1

(in thousands)	Three Months Ended March 31,
	2025	2024

Total revenue	$71,946	$65,061
Cost of revenue	57,597	48,573
Gross profit	14,349	16,488
Less:
Servicing costs	1,085	1,132
Underwriting fees	772	509
Adjusted gross profit	$12,492	$14,847

CERTAIN KEY PERFORMANCE METRICS

(in thousands)	Three Months Ended March 31,
	2025	2024
Total revenue	$71,946	$65,061

KATAPULT HOLDINGS, INC.
GROSS ORIGINATIONS BY QUARTER

	Gross Originations by Quarter
($ millions)	Q1	Q2	Q3	Q4
FY 2025	$64.2	$—	$—	$—
FY 2024	$55.6	$55.3	$51.2	$75.2
FY 2023	$54.7	$54.7	$49.6	$67.5
FY 2022	$46.7	$46.4	$44.1	$59.8
FY 2021	$63.8	$64.4	$61.0	$58.9